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                                                                     EXHIBIT 1.1


                                HERCULES TRUST I
                              Preferred Securities

                              HERCULES INCORPORATED
                                 Debt Securities



                             UNDERWRITING AGREEMENT

                                                                  March 12, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
        as Representatives of the several Underwriters
        listed in Schedule A
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
North Tower
New York, New York  10281


Ladies and Gentlemen:

         Hercules Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. (Sections 3801 et seq.)), and Hercules Incorporated, a Delaware corporation (the "Company"), confirm their agreement with the Representatives named above and each of the other underwriters listed in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as provided in Section 10 hereof) with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of 9.42% Trust Originated Preferred Securities (liquidation amount of $25 per security) of the Trust (the "Preferred Securities") in the respective numbers specified in said Schedule A (the "Initial Preferred Securities"). The Company will guarantee the Preferred Securities of the Trust to the extent described in the Prospectus (as defined below) (the "Preferred Securities Guarantee") and will issue and sell its 9.42% Junior Subordinated Deferrable Interest Debentures due 2029 (the "Debt Securities") in connection with the issue and sale of the Preferred Securities.
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         The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed by the Company to the extent set forth in the Prospectus (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees").

         The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement of the Trust, to be dated as of Closing Time (as defined below) (the "Trust Agreement"), among the Company, as sponsor, Israel J. Floyd, Jan M. King and Stuart C. Shears, as administrative trustees (the "Administrative Trustees"), The Chase Manhattan Bank, as property trustee (the "Property Trustee"), and Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee," and, together with the Property Trustee and the Administrative Trustees, the "Trustees"). The Preferred Securities Guarantee will be issued pursuant to the Preferred Securities Guarantee Agreement, to be dated as of Closing Time (the "Preferred Securities Guarantee Agreement"), between the Company and The Chase Manhattan Bank, as guarantee trustee (the "Guarantee Trustee"), and the Common Securities Guarantee will be issued pursuant to the Common Securities Guarantee Agreement, to be dated as of Closing Time (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), of the Company. The Debt Securities will be issued pursuant to a Junior Subordinated Debentures Indenture, to be dated as of Closing Time (the "Indenture"), between the Company and The Chase Manhattan Bank, as debt securities trustee (the "Debt Securities Trustee").

         The Preferred Securities, the Preferred Securities Guarantee and the Debt Securities are referred to collectively as the "Securities." The Indenture, the Trust Agreement, the Guarantee Agreements and this Underwriting Agreement are referred to collectively as the "Operative Agreements."

         The Company, the Trust and certain other trusts sponsored by the Company have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-63423) and pre-effective amendment no. 1 thereto for the registration of certain securities, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and each of the Trust Agreement, the Preferred Securities Guarantee Agreement and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company, the Trust and the Other Hercules Trusts filed a post-effective amendment thereto on November 9, 1998 and have filed such other post-effective amendments thereto as may be required prior to the execution of this Underwriting Agreement and each such post-effective amendment has become effective. Such registration statement (as so amended), in the form in which it became effective, is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Preferred Securities, in the form first furnished to the Underwriters by the Hercules Trusts and the Company for use in connection with the offering of the Preferred Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the time


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the applicable final prospectus and the final prospectus supplement were first furnished to the Underwriters by the Trust and the Company; and provided, further, that if the Company, the Trust and the Other Hercules Trusts file a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness but prior to the delivery of the applicable final prospectus and the final prospectus supplement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the delivery of the applicable final prospectus and the final prospectus supplement in the forms first furnished to the Underwriters by the Trust and the Company; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the delivery of the applicable final prospectus and the final prospectus supplement in the forms first furnished to the Underwriters by the Trust and the Company.

         SECTION 1     Representations and Warranties.

         (a) Representations and Warranties by the Company and the Trust. Each of the Trust, as to itself, and the Company, as to itself and its subsidiaries, represents and warrants to each Underwriter as of the date hereof, as of Closing Time and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

                  (1) Compliance with Registration Requirements. The Trust and the Company meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act. The Trust and the Company have complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) is in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Trust or the Company, are contemplated or threatened by the Commission. In addition, each of the Trust Agreement, the Preferred Securities Guarantee and the Indenture has been duly qualified under the 1939 Act.


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                  At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties set forth in this subsection do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Trust and the Company in writing by any Underwriter through the Representatives expressly for use therein.

                  Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Preferred Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (3) Independent Accountants. Each of the accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

                  (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and


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         notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data, the summary financial information and the capitalization information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein but the pro forma financial statements may differ from actual results.

                  (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in or affecting the earnings or operations of the Trust or the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Trust, the Company or any of the Material Subsidiaries (as defined below), other than those arising in the ordinary course of business, which are, individually or in the aggregate, material with respect to the Trust or the Company and its subsidiaries considered as one enterprise or (C) except for regular dividends on the Company's common stock or preferred stock (which dividends include amounts, sometimes called "dividend equivalents" paid under the Company's employee benefit and compensation plans on the common stock grants (whether options, restricted stock or other) under such plans on the common stock, but only to the extent such amounts do not exceed the amounts of ordinary cash dividends that would be payable were such common stock grants treated as common stock), in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. "Material Subsidiary" shall mean every subsidiary of the Company that (i) is listed on Schedule B hereto, (ii) together with its subsidiaries on a consolidated basis during the 12 months preceding the date of this Underwriting Agreement accounts for (or to which may be attributed) 5% or more of the net income or assets (determined on a consolidated basis) of the Company and its subsidiaries or (iii) is otherwise necessary for the ongoing business operations of the Company or its subsidiaries.


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                  (6) Good Standing of the Company. The Company is a duly and validly existing corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease, license and operate its properties, to conduct the business in which it is currently engaged to issue the Guarantees and the Debt Securities and to enter into and perform its obligations under, or as contemplated under, the Operative Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction where its ownership, lease, licensing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not result in a Material Adverse Effect.

                  (7) Good Standing of Material Subsidiaries. Each Material Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease, license and operate its properties and to conduct the business in which it is currently engaged and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction where its ownership, lease, licensing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity of parties other than the Company's subsidiaries. None of the outstanding capital stock of any Material Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Material Subsidiary.

                  (8) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under such section. Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus.

                  (9) Good Standing of the Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus, to issue the Preferred Securities and the Common Securities and to enter into and perform its obligations under the Operative Agreements to which it is a party. The Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus. The Trust is, and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.


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                  (10) Authorization of Common Securities. As of the Closing
         Time, the Common Securities will have been duly authorized for issuance by the Trust pursuant to the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and fully paid and nonassessable undivided common beneficial interests in the assets of the Trust. The issuance of the Common Securities will not be subject to preemptive or other similar rights. As of the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (11) Authorization of Preferred Securities. As of the Closing Time, the Preferred Securities will have been duly authorized for issuance by the Trust and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided preferred beneficial interests in the assets of the Trust. The issuance of the Preferred Securities will not be subject to preemptive or other similar rights. The Preferred Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Trust Agreement.

                  (12) Authorization of the Trust Agreement. The Trust Agreement has been duly authorized, executed and delivered by the Company and the Trustees and, upon such authorization, execution and delivery and assuming due authorization, execution and delivery of the Trust Agreement by the Trustees, the Trust Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  (13) Authorization of the Guarantee Agreements. Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery and assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, the Guarantee Agreements will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  (14) Authorization of the Administrative Trustees. Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

                  (15) Authorization of this Underwriting Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by each of the Trust and the Company.


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                  (16) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery and assuming due authorization, execution and delivery of the Indenture by the Debt Securities Trustee, the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (17) Authorization of Debt Securities. The Debt Securities have been duly authorized by the Company for issuance and sale to the Trust as contemplated by this Underwriting Agreement. The Debt Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the stated consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Debt Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Indenture.

                  (18) Descriptions of the Securities and the Operative Agreements. The Securities and the Operative Agreements, as of each Representation Date, conform and will conform, as applicable, in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (19) Absence of Defaults and Conflicts. None of the Trust, the Company or any of the Material Subsidiaries is in default or, with the giving of notice or lapse of time, would be in default under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Trust, the Company or any of the Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust, the Company or any of the Material Subsidiaries is subject (each, an "Existing Instrument"), except for such defaults as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (20) Noncontravention. The issuance of the Securities and the execution, delivery and performance by the Company of the Operative Agreements and any other agreement or instrument entered into or issued or to be entered into or issued by the Trust and the Company, as applicable, in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the use of the proceeds as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder
         (A) do not and


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         will not result in any violation of the provisions of (i) the
         Certificate of Incorporation or By-Laws or other constitutive documents of the Company or any Material Subsidiary or (ii) the Trust Agreement or certificate of trust of the Trust, (B) do not and will not conflict with or result in a breach of, or constitute a default or Debt Repayment Trigger Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Trust, the Company or any of the Material Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens (other than liens created by or contemplated in the Company's credit agreement(s) in effect), charges or encumbrances or failure to obtain consent as could not, individually or in the aggregate, result in a Material Adverse Effect and (C) do not and will not result in any violation of any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Trust, the Company or any of the Material Subsidiaries or any of their assets, properties or operations which could result in a Material Adverse Effect. "Debt Repayment Trigger Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness for borrowed money in excess of $25,000,000 (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, the Company or any of the Material Subsidiaries.

                  (21) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending, or to the knowledge of the Trust or the Company threatened, against or affecting the Trust, the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which could reasonably be expected to result in a Material Adverse Effect, or adversely effect the consummation of the transactions contemplated under the Prospectus or the Operative Agreements or the performance by the Trust or the Company of their respective obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Trust, the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (22) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (23) Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Trust, the Company or any of the Material Subsidiaries or any of their respective assets, properties or operations is required for the issuance and sale (as applicable) by the Trust and the Company of the Securities, for the due authorization, execution and delivery by the Trust or the Company of the Operative Agreements or for the performance by the Trust or the Company of the transactions contemplated under the


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         Prospectus or the Operative Agreements, except such as have been already made, obtained or rendered, as applicable.

                  (24) Possession of Intellectual Property. Except as otherwise disclosed in the Prospectus, the Company and each Material Subsidiary own, lease, license or otherwise possess adequate trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them. Neither the Company nor any of its Material Subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (25) Possession of Licenses and Permits. The Company and each Material Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess Governmental Licenses could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Material Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

                  (26) Investment Company Act. Neither the Trust nor the Company is, and upon the issuance and sale (as applicable) of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither the Trust nor the Company will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (27) Environmental Laws. (i) Except as would not have or could not reasonably be expected to result in a Material Adverse Effect, or as is not otherwise disclosed in the Prospectus:

                       (A) each of the real properties owned by the Company or
                  any of its Material Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws (as defined below), and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Company or any of its Material Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that could be reasonably expected to give rise to liability under any applicable Environmental Laws;

                       (B) neither the Company nor any of its Material
                  Subsidiaries has received any written notice of, or inquiry from any governmental authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials (as defined below) or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does the Company or any of its Material Subsidiaries have knowledge or reason to believe that any such notice is being threatened;

                       (C) Hazardous Materials have not been transported or
                  disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Company or any of its Material Subsidiaries;

                       (D) no judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Material Subsidiary, is or, to the best knowledge of the Company, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Company or any of its Material Subsidiaries, the Real Properties or the Businesses;

                       (E) there has been no release or, to the best knowledge
                  of the Company or any Material Subsidiary, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Company or any of its Material Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws;

                       (F) none of the Real Properties contains, or has
                  previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or would give rise to liability under, Environmental Laws; and

                       (G) neither the Company nor any of its Material
                  Subsidiaries has assumed any liability of any Person (other than the Company or one of its Material Subsidiaries) under any Environmental Law.

                  (ii) The Company has adopted reasonable procedures that are designed to (A) ensure that for the Company and each of its Material Subsidiaries, each of their respective operations and each of the properties owned or leased by each such entity remains in compliance with applicable Environmental Laws, to the extent that the failure to comply with such Environmental Laws would result in or could be reasonably expected to result in a Material Adverse Effect and (B) manage, to the same extent as and in accordance with the practices of companies engaged in the same or a similar business, any liabilities or potential liabilities that each such entity, any of its respective operations and each of the properties owned or leased by such entity may have under applicable Environmental Laws,

         "Environmental Laws" shall mean any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Hazardous Materials" shall mean any substance, material or waste defined or regulated in or under any Environmental Laws.

         (b) Officers' Certificates. Any certificate signed by any Trustee of the Trust or any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Preferred Securities shall be deemed a representation and warranty by the Trust or the Company, as applicable, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

         SECTION 2.     Sale and Delivery to Underwriters; Closing.

         (a) Initial Preferred Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the initial public offering price per security set forth in Schedule C, the number of Initial Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Preferred Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase 500,000 additional Preferred Securities (the "Option Preferred Securities") at a price per Option Preferred Security equal to the price per Initial Preferred Security. Such option will expire 30 days after the date of this Underwriting Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Preferred Securities upon notice by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to the Trust setting forth the number of Option Preferred Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Preferred Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by Merrill Lynch and the Trust, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by Merrill Lynch and the Trust. If the option is exercised as to all or any portion of the Option Preferred Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number of Option Preferred Securities then being purchased which the number of Initial Preferred Securities each such Underwriter has severally agreed to purchase bears to the total number of Initial Preferred Securities, subject to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Preferred Securities.

         (c) Payment. Payment of the purchase price for, and delivery of, the Initial Preferred Securities shall be made at the offices of Ballard Spahr Andrews & Ingersoll, LLP, or at such other place as shall be agreed upon by Merrill Lynch and the Trust, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of this Underwriting Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Trust (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that the Underwriters have exercised their option to purchase any or all of the Option Preferred Securities, payment of the purchase price for, and delivery of such Option Preferred Securities, shall be made at the above-mentioned offices of Ballard Spahr Andrews & Ingersoll, LLP, or at such other place as shall be agreed upon by Merrill Lynch and the Trust, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Trust.

         Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. The Preferred Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Preferred Securities will be made available for examination and, if applicable, packaging by Merrill Lynch in The City of New York not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         (e) Compensation. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase Debt Securities of the Company, the Company hereby agrees to pay at the Closing Time or the relevant Date of Delivery, as the case may be, to Merrill Lynch, for the respective accounts of the Underwriters, in immediately available funds, a commission per Preferred Security to be delivered by the Trust at the Closing Time or the relevant Date of Delivery, as the case may be, as is specified in Schedule C hereto.

         (f) Appointment of Qualified Independent Underwriter. The Trust and the Company hereby confirm their engagement of Merrill Lynch as, and Merrill Lynch hereby confirms their agreement with the Trust and the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Preferred Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

         SECTION 3. Covenants. The Trust and the Company covenant with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Trust and the Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify Merrill Lynch immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Trust and the Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, they will promptly file the Prospectus. The Trust and the Company will use their best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Trust and the Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such document that could reasonably relate to an investment decision for the Preferred Securities a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall reasonably object in writing within 3 days of receipt thereof.

         (c) Delivery of Registration Statements. The Trust and the Company have furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Trust and the Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Trust and the Company hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Trust and the Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Trust and the Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Underwriting Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Trust and the Company will promptly prepare and file with the Commission, subject to Section 3(b), at the expense of the Company, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Trust and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as such Underwriters may reasonably request.

         (f) Earnings Statement. The Trust (to the extent applicable) and the Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (g) DTC. The Trust and the Company will cooperate with the Underwriters and use their best efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

         (h) Use of Proceeds. The Trust and the Company will use the proceeds referred to in the Prospectus under "Use of Proceeds" in the manner described therein.

         (i) Listing. The Trust and the Company will use their best efforts to have the Preferred Securities approved for listing, subject only to official notice of issuance on the New York Stock Exchange, and will provide such official notice when notified by Merrill Lynch.

         (j) Restriction on Sale of Securities. For 30 days from the date of this Underwriting Agreement, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, (i) preferred securities or any security convertible into or exchangeable for preferred securities substantially similar to the Preferred Securities or any guarantee of such preferred securities or (ii) junior debt securities substantially similar to the Debt Securities, except for the Securities issued pursuant to this Agreement and except with respect to any required remarketing of $200 million of Redeemable Hybrid Income Overnight Shares of Hercules Trust V initially sold on November 12, 1998.

         (k) Reporting Requirements. The Trust and the Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4.     Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of the obligations of the Trust and the Company under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Agreement among Underwriters, the Operative Agreements and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Preferred Securities, (iii) the preparation, issuance and delivery of the Preferred Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors or agents (including transfer agents and registrars) to the Trust and the Company, as well as the fees and disbursements of the Trustees, the Guarantee Trustee and the Debt Securities Trustee and their respective counsel, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and the Prospectus and any amendments or supplements thereto, (vi) the fees charged by nationally recognized statistical rating organizations for the rating of the Preferred Securities, (vii) the fees and expenses incurred with respect to the listing of the Preferred Securities on the New York Stock Exchange, (viii) the fees and expenses of the Independent Underwriter, as applicable, and (ix) the cost of making the Preferred Securities eligible for clearance and settlement through the facilities of The Depository Trust Company.

         (b) Termination of Agreement. If this Underwriting Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Preferred Securities pursuant to this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Trust and the Company contained in Section 1 hereof or in certificates of any Trustees of the Trust or any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Trust and the Company of their covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Preferred Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinions of Counsel for Company. At Closing Time, the Underwriters shall have received an opinion, dated as of Closing Time, of (i) Israel J. Floyd, Assistant General Counsel of the Company, (ii) Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, and (iii) Richards, Layton & Finger LLP, counsel for the Trust, each in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibits A, B and C hereto and to such further effect as counsel to the Underwriters may reasonably request. Mr. Floyd may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to matters of law involving the Internal Revenue Code of 1986, as to the laws of the State of New York and as to federal securities laws, to the extent covered by such counsel in their opinion.

         (c) Opinion of Special Tax Counsel for the Trust and the Company. At Closing Time, the Company, the Trust and Underwriters shall have received an opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to the Trust and the Company, that (i) the Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company, (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iii) although the discussion set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

         (d) Opinion of Counsel for The Chase Manhattan Bank. At Closing Time, the Underwriters shall have received an opinion, dated as of Closing Time, of Morgan, Lewis & Bockius LLP, counsel to The Chase Manhattan Bank, as Property Trustee, Guarantee Trustee and Debt Securities Trustee, in form and substance satisfactory to the Underwriters.

         (e) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received an opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, of Trustees of the Trust and of public officials.

         (f) Officers' Certificate. At Closing Time, there shall not have been, since the date of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in or affecting the earnings, business or operations of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer, the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company and of an Administrative Trustee of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(iii) the Trust or the Company, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's or Administrative Trustee's knowledge, are threatened by the Commission.

         (g) Accountant's Comfort Letters. At the time of the execution of this Underwriting Agreement, the Underwriters shall have received from PricewaterhouseCoopers and Ernst & Young LLP letters, each dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus.

         (h) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from PricewaterhouseCoopers a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (i) Ratings. At Closing Time and at any relevant Date of Delivery, the Preferred Securities shall be rated BB by Standard & Poor's Ratings Services and Ba2 by Moody's Investors Service, Inc. and the Company shall have delivered to the Underwriters a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Underwriters, confirming that the Preferred Securities have such ratings. Since the time of execution of this Underwriting Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Preferred Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Preferred Securities or any of the Company's other securities.

         (j) Approval of Listing. At Closing Time, the Preferred Securities shall have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange.

         (k) Over-Allotment Option. In the event that the Underwriters exercise their option to purchase all or any portion of the Option Preferred Securities, the representations and warranties of the Trust and the Company contained herein and the statements in any certificates furnished by the Trust or the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, Merrill Lynch shall have received:

                  (1) A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company and of an Administrative Trustee of the Trust, confirming that the certificates delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                  (2) The opinion of (i) Israel J. Floyd, Assistant General Counsel of the Company, (ii) Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company and (iii) Richards, Layton & Finger LLP, counsel to the Trust, each in form and substance satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Preferred Securities and otherwise to the same effect as the opinions required by Section 5(b) hereof.

                  (3) The opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to the Trust and the Company, in form and substance satisfactory to the Underwriters, dated such Date of Delivery, relating to the Option Preferred Securities and otherwise to the same effect as the opinions required by Section 5(c) hereof.

                  (4) The opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Preferred Securities and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                  (5) A letter from PricewaterhouseCoopers, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

                  (6) Since the time of execution of this Underwriting Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Preferred Securities or any of the Company's other securities by any nationally recognized statistical rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Preferred Securities or any of the Company's other securities.

         (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale (as applicable) of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Company in connection with the issuance and sale (as applicable) of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters.

         (m) Termination of Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement (or, with respect to the Underwriters' exercise of the over-allotment option for the purchase of Option Preferred Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Preferred Securities on such Date of Delivery) may be terminated by the Representatives by notice to the Trust at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.        Indemnification.

         (a) Indemnification of Underwriters. The Trust and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted in respect thereof), as incurred, to which such Underwriter or controlling person may be subject, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, neither the Trust nor the Company shall be liable insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or in the Registration Statement or any amendment thereto, the Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Trust and the Company in writing by any Underwriter through the Representatives expressly for use therein; and provided, further, that neither the Trust nor the Company shall be liable to any Underwriter or any person controlling such Underwriter under the indemnity agreement provided for in this Section 6 with respect to a preliminary prospectus to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results solely from the fact that such Underwriter sold Preferred Securities to a person to whom there was not sent or given, if required by law so to have been delivered, with or prior to the delivery of the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if
(A) the Trust and the Company have previously furnished copies thereof to such Underwriter a reasonable amount of time in advance of such confirmation and (B) the applicable untrue or alleged untrue statement or omission was corrected therein.

         In addition to, and without limitation of, the joint and several obligation of the Trust and the Company to indemnify Merrill Lynch as an Underwriter, the Trust and the Company, jointly and severally, also agree to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Preferred Securities.

         (b) Indemnification of Company, Directors and Officers and the Trust and Trustees. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Trust, the Trustees and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted in respect thereof), as incurred, to which the Company or the Trust may become subject, insofar as such losses, claims, damages or liabilities arise out of or are based upon untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any amendment thereto, any preliminary prospectus or the Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Trust and the Company in writing by such Underwriter through the Representatives expressly for use therein.

         (c) Actions against Parties; Notification. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought (the "Indemnified Person") pursuant to either of subsections (a) or (b) above, such Indemnified Person shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing (in such detail as may be available to such Indemnified Person). In no case shall an Indemnifying Person be liable under this Section 6 with respect to any claim made against an Indemnified Person unless such Indemnifying Person shall be notified in writing of the nature of the claim within a reasonable time after the Indemnified Person is aware of such claim thereof, but failure so to notify such Indemnifying Person shall not relieve it from any liability which it may have otherwise than on account of this Section 6. Upon such notice, the Indemnifying Person shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation or as provided in the next succeeding paragraph. Each Indemnified Person shall assist the Indemnifying Person in any defense undertaken pursuant to this Section 6 by providing such assistance and cooperation (including, without limitation, witness and documentary or other information) as may be reasonably requested by the Indemnifying Person in connection with such defense, provided that all reasonable costs and expenses of such assistance and cooperation shall be borne by the Indemnifying Person.

         Notwithstanding anything to the contrary herein contained, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in the applicable suit, action, proceeding, claim or demand (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or defenses available to them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) retained by the Indemnified Persons in accordance with the preceding sentence, and that all such fees and expenses, to the extent they are reasonable, shall be reimbursed as they are incurred, subject to the provisions of the succeeding paragraph. Any such separate firm for the Underwriters and controlling persons of the Underwriters shall be designated in writing by Merrill Lynch and any such separate firm for the Company, its directors, its officers who sign the Registration Statement, the Trust, the Trustees and controlling persons of the Company or the Trust shall be designated in writing by the Company.

         Notwithstanding anything to the contrary contained herein, if indemnity is sought pursuant to the second paragraph of Section 6(a), then, in addition to the fees and expenses of counsel for the Indemnified Persons, the Indemnifying Person shall be not liable for the fees and expenses of more than one firm (in addition to any local counsel) separate from its own counsel and that of the other Indemnified Persons for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other Indemnified Persons. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter.

         The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for any Indemnified Person, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel, an Indemnifying Person shall not be liable for any settlement referred to in such sentence effected without its consent if such Indemnifying Person (i) reimburses such Indemnified Person in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the Indemnified Person substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement

         No Indemnifying Person shall, without the prior written consent of all Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 is unavailable or insufficient to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under Section 6, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

         The relative benefits received by the Trust and the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Preferred Securities shall be deemed to be in the same respective proportions as the total proceeds from the offering of such Preferred Securities (before deducting expenses) received by the Trust (net of the amount of the total underwriting discount paid by the Company) and the total underwriting discounts received by the Underwriters, in each case as set forth on the cover page of the Prospectus, bear to the aggregate initial public offering price of such Preferred Securities as set forth on such cover page.

         The relative fault of the Trust and the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. With respect to any Underwriter, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any preliminary prospectus result from the fact that such Underwriter sold Preferred Securities to a person to whom there was not sent or given, if required by law so to have been delivered, with or prior to the delivery of the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if (A) the Company has previously furnished copies thereof to such Underwriter a reasonable amount of time in advance of such confirmation and (B) the applicable untrue or alleged untrue statement or omission was corrected therein.

         The Trust, the Company and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Preferred Securities.

         The Trust, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the two immediately preceding paragraphs. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

         Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each Trustee and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Trust. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of the Initial Preferred Securities set forth opposite their names in the Schedule A hereto, and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of Trustees of the Trust or officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect for the period contemplated by the applicable statute of limitations, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of and payment for the Preferred Securities.

         SECTION 9. Termination.

         (a) Termination. The Representatives may terminate this Underwriting Agreement, by notice to the Trust and the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in or affecting the earnings, business or operations of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) trading in any securities of the Trust or the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Preferred Securities which it or they are obligated to purchase under this Underwriting Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Preferred Securities to be purchased on such date pursuant to this Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Preferred Securities to be purchased on such date pursuant to this Underwriting Agreement, this Underwriting Agreement (or, with respect to the Underwriters' exercise of the over-allotment option for the purchase of Option Preferred Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Preferred Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in (i) a termination of this Underwriting Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Preferred Securities, as the case may be, either Merrill Lynch or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center, North Tower, attention of Paul Collins, Managing Director, with a copy to Edward F. Petrosky, Esq., Brown & Wood LLP, One World Trade Center, New York, New York 10281; and notices to the Trust and the Company shall be directed to it at Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, attention of Israel J. Floyd, Esq., with a copy to Justin
P. Klein, Esq., Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103.

         SECTION 12. Parties. This Underwriting Agreement shall each inure to the benefit of and be binding upon the Trust, the Company, the Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Trust and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust and the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement among the Underwriters and the Trust and the Company in accordance with its terms.

                                        Very truly yours,

                                        HERCULES TRUST I


                                        By: /s/ Stuart C. Shears
                                            -----------------------------
                                              Name: Stuart C. Shears
                                              Administrative Trustee

                                        HERCULES INCORPORATED


                                        By: /s/ George MacKenzie
                                            ------------------------------
                                              Name: George MacKenzie
                                              Title: Senior Vice President
                                                     and Chief Financial
                                                     Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
    as Representatives of the several Underwriters


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By: /s/ Gregory P. Kelly
   -------------------------------------
           Authorized Signatory

On behalf of itself and the other several
Underwriters

                                                                      Schedule A

                                                                                     Number of
                                                                                      Initial
                                                                                     Preferred
    Underwriter                                                                      Securities
    -----------                                                                      ----------
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated.............................................                1,505,000
    A.G. Edwards & Sons, Inc.............................................                1,505,000
    Morgan Stanley & Co. Incorporated....................................                1,505,000
    PaineWebber Incorporated.............................................                1,505,000
    Prudential Securities Incorporated...................................                1,505,000
    Salomon Smith Barney Inc.............................................                1,505,000
    Chase Securities Inc.................................................                  280,000
    J.P. Morgan Securities Inc...........................................                  280,000
    NationsBanc Montgomery Securities LLC................................                  280,000
    Warburg Dillon Read LLC..............................................                  280,000
    ABN AMRO Incorporated................................................                  140,000
    BT Alex. Brown Incorporated..........................................                  140,000
    Robert W. Baird & Co. Incorporated...................................                  140,000
    Bear, Stearns & Co. Inc..............................................                  140,000
    CIBC Oppenheimer Corp................................................                  140,000
    Dain Rauscher Incorporated...........................................                  140,000
    Donaldson, Lufkin & Jenrette Securities Corporation..................                  140,000
    EVEREN Securities, Inc...............................................                  140,000
    Fleet Securities, Inc................................................                  140,000
    Goldman, Sachs & Co..................................................                  140,000
    Legg Mason Wood Walker, Incorporated.................................                  140,000
    U.S. Bancorp Piper Jaffray Inc.......................................                  140,000
    Raymond James & Associates, Inc......................................                  140,000
    SG Cowen Securities Corporation......................................                  140,000
    Tucker Anthony Incorporated..........................................                  140,000
    Advest, Inc..........................................................                   70,000
    J.C. Bradford & Co...................................................                   70,000
    Craigie Incorporated.................................................                   70,000
    Crowell, Weedon & Co.................................................                   70,000
    Fahnestock & Co. Inc.................................................                   70,000
    Fidelity Capital Markets, A Division of National Financial Services Co                  70,000
    Fifth Third/ The Ohio Company........................................                   70,000
    First Albany Corporation.............................................                   70,000
    Gibraltar Securities Co..............................................                   70,000
    Gruntal & Co., L.L.C.................................................                   70,000
    Howe Barnes Investments, Inc.........................................                   70,000
    Wayne Hummer Investments LLC.........................................                   70,000
    Janney Montgomery Scott Inc..........................................                   70,000

                                                                                     Number of
                                                                                      Initial
                                                                                     Preferred
    Underwriter                                                                      Securities
    -----------                                                                      ----------
    McDonald Investments Inc.............................................                70,000
    Mesirow Financial, Inc...............................................                70,000
    Morgan Keegan & Company, Inc.........................................                70,000
    David A. Noyes & Company.............................................                70,000
    Parker/Hunter Incorporated...........................................                70,000
    The Robinson-Humphrey Company, LLC...................................                70,000
    Roney Capital Markets, A Division of First Chicago
    Capital Markets, Inc.................................................                70,000
    Scott & Stringfellow, Inc............................................                70,000
    Stephens Inc.........................................................                70,000
    Stifel, Nicolaus & Company, Incorporated.............................                70,000
    Trilon International Inc.............................................                70,000
    Utendahl Capital Partners, L.P.......................................                70,000
                                                                                         ------
                       Total.............................................            14,000,000
                                                                                     ==========

                                                                      Schedule B



                              Material Subsidiaries


Hercules Credit, Inc.
Hercules Flavor, Inc.
WSP, Inc.
Aqualon Company
Hercules Finance Company
FiberVisions, L.L.C.
FiberVisions Incorporated
FiberVisions Products, Inc.
BetzDearborn Europe, Inc.
DRC, Ltd.
BL Technologies, Inc.
BLI Holdings, Inc.
BetzDearborn Paper Process Group, Inc.
BetzDearborn, Inc.
BetzDearborn Hydrocarbon Process Group, Inc.
Hercules Investments Global, Ltd.
Hercules Overseas Corporation
Hercules International Trade Corporation Limited
Hercules International Limited
Hercules Nederland BV
BetzDearborn Canada, Inc.

                                                                    Schedule C

Title:                                    9.42% Trust Originated Preferred Securities
Distribution rate:                        9.42% per annum
Distribution payment dates:               March 31, June 30, September 30 and December 31, commencing June 30, 1999
Liquidation amount:                       $25.00 per security, plus accumulated distributions, if any
Redemption provisions:                    Upon the occurrence of a Special Event before March 17, 2004 and thereafter upon the maturity of the Debt Securities on March 31, 2029 or earlier redemption thereof
Initial public offering price:            $25.00 per security plus accumulated distributions, if any, from March 17,
                                          1999
Purchase price:                           $25.00 per security plus accumulated distributions, if any, from March 17,
                                          1999
Underwriter compensation:                 $.7875 per security
Form:                                     Book-entry only

                                       C-1